Exhibit 99.1

DUET Acquisition Corp. Intends to Combine with Fenix 360 Pte Ltd., to Create a Global Social Media Platform

NEW YORK, July 6, 2023 – Fenix 360 Pte Ltd (“Fenix”), a global social media company incorporated in Singapore that is designed to provide artists and creators with substantially enhanced compensation, tools and control, has signed a binding letter of intent (the “LOI”) to be acquired by DUET Acquisition Corp. (NASDAQ:DUET) (“DUET”), a special purpose acquisition company.

Pursuant to the LOI, the DUET will acquire 100% of the outstanding equity interests of Fenix in a proposed business combination (the “Proposed Business Combination”). Consummation of the Proposed Business Combination shall be subject to the execution of a mutually satisfactory definitive business combination agreement by DUET and Fenix (a “Definitive Agreement”).

Pursuant to the LOI, the total consideration to be provided to Fenix’s equity holders (including holders of stock options) in the Proposed Business Combination will be $600,000,000, or such other amount as agreed to by the parties and confirmed by the independent fairness opinion provider, and approved by the board of the DUET. Pursuant to the LOI, the parties have agreed to work exclusively with each other, and not to entertain other proposals and opportunities until the earlier of the signing of a Definitive Agreement or the expiration of the LOI. The LOI also includes customary provisions related to confidentiality and expenses.

DUET expects to announce additional details regarding the Proposed Business Combination when a Definitive Agreement is executed. Completion of the Proposed Business Combination will be subject to, among other matters, the completion of due diligence, the negotiation of a Definitive Agreement, satisfaction of the conditions negotiated therein and requisite approval of the Proposed Business Transaction by board and stockholders of the Company and Fenix, as applicable.

“The successful acquisition of Fenix will give DUET an attractive opportunity to transform the creative & media space and tap into digital advertising and digital commerce market opportunities. The disruptive potential of Fenix to become a leader in the creative and media space, for artists and fans alike, is indeed exciting.” said Dharmendra Magasvaran, Co-Chief Executive Officer of DUET. “We believe this strategic transaction that focuses on the combined strengths of each organization will provide a competitive advantage through the deep industry, business and technology experiences across both DUET and Fenix.

Fenix’s Chief Executive Officer, Allan Klepfisz, commented: “We are very pleased that this transaction and the consequent planned NASDAQ listing of Fenix360 should better position us to fulfil our serious ambitions. Our focus is to greatly enhance the income, as well as the reach and control of artists while providing a more engaging platform for fans and users.”

About Fenix 360 Pte Ltd

FENIX360 is an artist centric, multi genre social media platform that has been created to help independent artists and creatives monetize their art much more lucratively.

Developed by a core team of founders and senior executives, who have deep insight and experience in the worlds of music, art and advertising, FENIX360 reflects their passion and dedication to economically invigorate the creative landscape in the knowledge that success of the Fenix 360 model can produce greatly enhanced returns for artists and stakeholders and greater satisfaction for fans & users.

About DUET Acquisition Corp.

DUET (NASDAQ: DUET) is a blank check company, which was formed to acquire one or more businesses and assets, via a merger, capital stock exchange, asset acquisition, stock purchase, and reorganization. DUET was formed to effect a business combination with middle market “enabling technology” businesses or assets with a focus on eCommerce, FinTech, Big Data & Analytics and Robotic Process Automation .

DUET’s Co-CEO, Dharmendra Magasvaran has deep experience in the media and entertainment industry as well as the consulting, digital and technology domains. DUET’s CFO, Lee Keat Hin is an experienced senior consultant in merger & acquisition activities. To learn more, visit www.duet-corp.com.

Additional Information and Where to Find It

If a legally binding Definitive Agreement with respect to the Proposed Business Combination is executed, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a preliminary proxy statement/prospectus (a “Proxy Statement/Prospectus”). A definitive Proxy Statement/Prospectus will be mailed to the Company’s stockholders as of a record date to be established for voting on the Proposed Business Combination. The Company may also file other relevant documents regarding the Proposed Business Combination with the SEC. Stockholders will also be able to obtain copies of the registration statement and the preliminary and definitive Proxy Statement/Prospectus (if and when available) and all other relevant documents that are filed or that will be filed with the SEC by the Company, without charge, at the SEC’s website at www.sec.gov or by directing a request to: DUET Acquisition Corp., V03-11-02, Designer Office, V03, Lingkaran SV, Sunway Velocity, Kuala Lumpur, Malaysia 55100.

This communication may be deemed to be offering or solicitation material in respect of the Proposed Business Combination, which will be submitted to the Company’s stockholders for their consideration. The Company urges investors, stockholders, and other interested persons to carefully read, when available, the preliminary and definitive Proxy Statement/Prospectus as well as other documents filed or that will be filed with the SEC (including any amendments or supplements to the Proxy Statement/Prospectus, as applicable), in each case, before making any investment or voting decision with respect to the Proposed Business Combination, because these documents will contain important information about the Company, Fenix, and the Proposed Business Combination.

No Offer or Solicitation

This release shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in respect of the Proposed Business Combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This release does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies, in favor of the approval of the Proposed Business Combination related matters. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Proposed Business Combination may be obtained by reading the preliminary and definitive Proxy Statement/Prospectus and other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; risks that one or more conditions to closing of the Proposed Business Combination may not be satisfied within the expected timeframe or at all or that the closing of the Proposed Business Combination will not occur; the outcome of any current legal proceedings or future legal proceedings that may be instituted against the parties or others, including proceedings related to the Proposed Business Combination documents; the occurrence of any event, change or other circumstance or condition that could give rise to the termination or abandonment of the Proposed Business Combination; unanticipated difficulties or expenditures relating to the Proposed Business Combination; potential difficulties in employee retention as a result of the announcement and pendency of the Proposed Business Combination; whether the combined business of DUET and Fenix will be successful; and those risks detailed in DUET’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. DUET undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Contact:

Dharmendra Magasvaran

Co-Chief Executive Officer

Email: enquiry@duet-corp.com

Phone: Skype +1-786753-7868/+60 11-5695 7895